Exhibit 99.1

Garnero Group Acquisition Company ENTERS INTO AGREEMENT

TO ACQUIRE MAJORITY ownership STAKE in WISeKey

NEW YORK, October 31, 2014-- Garnero Group Acquisition Company ("GGAC") (NASDAQ: GGACU, GGAC, GGACR, GGACW), a blank check company, and WISeKey SA (“WISeKey”), an international mobile cybersecurity provider, announced today that they have entered into definitive agreements whereby GGAC will acquire approximately 70% ownership stake in WISeKey from certain holders of WISeKey shares.

The boards of directors of both GGAC and WISeKey have unanimously approved the terms of the transactions, which are expected to be completed in the first quarter of 2015. The transactions are subject to GGAC shareholder approval, applicable regulatory approvals and other customary closing conditions.

Pursuant to the transactions, GGAC will acquire a minimum ownership interest in WISeKey of approximately 70% but will seek to acquire 100% of WISeKey’s outstanding shares. If it is successful, GGAC will issue to the sellers an aggregate of 14,385,881 ordinary shares of GGAC for 100% of WISeKey. Additionally, GGAC will acquire certain assets related to the US operations of WISeKey held by WISeKey and one of its shareholders for Fifteen Million Dollars ($15,000,000) in cash and an aggregate of 1,026,323 ordinary shares of GGAC.

In connection with the transactions, Mario Garnero will remain as Executive Chairman of GGAC and Carlos Moreira, WISeKey’s Chief Executive Officer, will be appointed to serve as Chief Executive Officer of GGAC.

Additional information about the transaction, as well as information about WISeKey, will be included in the Form 8-K that GGAC will file with the SEC. Interested parties should visit the SEC website at http://www.sec.gov.

EarlyBirdCapital, Inc. is serving as GGAC’s financial advisor with respect to the transaction. Graubard Miller served as GGAC’s US transaction counsel and Bär & Karrer AG served as GGAC’s Swiss transaction counsel. Acxit Capital Management AG is providing financial advisory services to WISeKey. White & Case LLP served as WISeKey’s US transaction counsel and Homburger AG served as WISeKey’s Swiss transaction counsel.

About WISeKey

WISeKey is an eSecurity company which offers its digital security solutions to a wide range of customers, governments, business and individual website hosts. As a World Economic Forum Global Growth Company, WISeKey believes that its strategic location in Switzerland and partnership with the OISTE Foundation, a non-profit organization for promoting international standards to secure electronic transactions, sets it apart from other digital security providers, offering geopolitical neutrality.

About Garnero Group Acquisition Company

GGAC was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

GGAC, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of GGAC shareholders to be held to approve the proposed transactions. Shareholders are advised to read, when available, GGAC’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting because these statements will contain important information. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the transactions. Shareholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to:  Av. Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-002, Sao Paulo, Brazil, Attn: Corporate Secretary. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on WISeKey’s and GGAC’s managements’ current expectations or beliefs and are subject to risk, uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of WISeKey’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which WISeKey is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of cybersecurity products and services; general economic conditions; geopolitical events and regulatory changes; the possibility that the transactions do not close, including due to the failure to receive required shareholder approvals or the failure of other closing conditions, such as receipt of necessary governmental or regulatory approvals; and other factors set forth in GGAC’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither GGAC nor WISeKey is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:

Fernanda Queiroz

Grupo Garnero

fernanda@grupogarnero.com.br

+55 11 3094 4000

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